UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2012

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events ..

Four Rivers BioEnergy Inc. (the “ Company ”) previously issued a Form 8-K on February 14, 2012 announcing that it has been delayed in the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and that it had obtained a waiver from the holder of its Original Issue Discount Secured Convertible Debentures so that that late filing would not be a breach of the Debentures. That waiver was given for a period of up to 45 days from February 9, 2012.

On March 14, 2012, the Debenture holder extended the waiver to April 30, 2012 and also waived the late filing of the Company’s quarterly report for the three month period ended January 31, 2012 on Form 10-Q, which was due to be filed on March 14, 2012.

The Company’s common stock is currently traded under the FRBE.PK ticker on OTC Markets and it has been advised that upon the filing of the aforementioned Forms 10 - K and 10 - Q its common stock will resume trading under the FRBE.QB ticker.

The Company expects to file both the Form 10-K and Form 10-Q before the extended waiver lapses on April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer